                                                                    EXHIBIT 4.11

                                 SWIFT & COMPANY


                                   AS OBLIGOR





                                       AND


                           THE GUARANTORS NAMED HEREIN


                                  AS GUARANTORS


                                       AND


               THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.


                                   AS TRUSTEE


                                   ----------


                          THIRD SUPPLEMENTAL INDENTURE


                           DATED AS OF MARCH 26, 2003


                                       TO


                                    INDENTURE


                         DATED AS OF SEPTEMBER 19, 2002


                                   ----------


              12 1/2% SENIOR SUBORDINATED NOTES DUE JANUARY 1, 2010

         THIRD SUPPLEMENTAL INDENTURE, dated as of March 26, 2003, by and among Swift & Company, a Delaware corporation (the "Company"), the entities identified as Guarantors on the signature pages hereto (the "Guarantors") and The Bank of New York Trust Company of Florida, N.A., as trustee (the "Trustee").

         WHEREAS, the Company and certain guarantors have heretofore executed and delivered to the Trustee an Indenture, dated as of September 19, 2002, as amended by the First Supplemental Indenture, dated October 14, 2002, as further amended by the Second Supplemental Indenture, dated January 30, 2003 (together, the "Indenture"), providing for the issuance of 12 1/2% Senior Subordinated Notes due January 1, 2010 (the "Notes");

         WHEREAS, in connection with the original issuance of the Notes to ConAgra Foods, Inc. ("ConAgra") on September 19, 2002, the Company and the Guarantors entered into a Registration Rights Agreement with ConAgra (the "Original Registration Rights Agreement") providing for the registration of the Notes under the circumstances provided in the Original Registration Rights Agreement;

         WHEREAS ConAgra has sold the Notes pursuant to a Purchase Agreement dated March 21, 2003 among the Company, the Guarantors, ConAgra and each of Salomon Smith Barney Inc. and J.P. Morgan Securities Inc. (each, individually an "Initial Purchaser" and, collectively, the "Initial Purchasers");

         WHEREAS, in connection with ConAgra's sale of the Notes to the Initial Purchasers, the Original Registration Rights Agreement has been terminated, and the Company and the Guarantors have entered into a new Registration Rights Agreement with the Initial Purchasers (the "New Registration Rights Agreement");

         WHEREAS, the parties hereto desire to enter into this Third Supplemental Indenture to reflect the termination of the Original Registration Rights Agreement and the adoption of the New Registration Rights Agreement;

         WHEREAS, the execution and delivery of this Third Supplemental Indenture has been authorized by the Boards of Directors of the Company, the Guarantors and ConAgra; and

         WHEREAS, all conditions and requirements necessary to make this Third Supplemental Indenture a valid, legal, binding and enforceable instrument in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

         NOW, THEREFORE, in consideration of the above premises, each party hereby agrees, for the benefit of the others and for the equal and ratable benefit of the holders of the Notes, as follows:

                                    ARTICLE I

                             AMENDMENT OF INDENTURE

         SECTION 1.1 AMENDMENT. In accordance with Section 9.02 of the Indenture, Section 1.01 of the Indenture is hereby amended by deleting therefrom the definition of "Registration Rights Agreement" and replacing it in its entirety with the following:

         "Registration Rights Agreement" means the Registration Rights Agreement dated as of March 26, 2003, among the Company, Parent, the Subsidiary Guarantors and the initial purchasers named therein, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes under the Securities Act.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

         SECTION 2.1 DEFINED TERMS. For all purposes of this Third Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Third Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

         SECTION 2.2 INDENTURE. Except as amended hereby, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

         SECTION 2.3 GOVERNING LAW. THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         SECTION 2.4 SUCCESSORS. All agreements of the Company, the Guarantors and ConAgra in this Third Supplemental Indenture and the Notes shall bind their successors. All agreements of the Trustee in this Third Supplemental Indenture shall bind its successors.

         SECTION 2.5 DUPLICATE ORIGINALS. All parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

         SECTION 2.6 SEVERABILITY. In case any one or more of the provisions in this Third Supplemental Indenture or in the Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

         SECTION 2.7 TRUSTEE DISCLAIMER. The Trustee accepts the amendment of the Indenture effected by this Third Supplemental Indenture, but on the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, and without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantors, or for or with respect to (i) the validity or sufficiency of this Third Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company, the Guarantors and ConAgra by corporate action or otherwise, (iii) the due execution hereof by the Company, the Guarantors and ConAgra or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

         SECTION 2.8 EFFECTIVENESS. This Third Supplemental Indenture shall become effective, once executed, upon receipt by the Trustee of a certificate of the appropriate officers of the Company and an Opinion of Counsel (as defined in the Indenture), each of which shall be dated no earlier than the date hereof.

            [The Remainder of This Page is Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the day and year written above.



                                       SWIFT & COMPANY,
                                       as Obligor



                                       By: /s/ Danny Herron
                                          --------------------------------------
                                       Name:  Danny Herron
                                       Title: Executive Vice President and Chief
                                              Financial Officer


                                       S&C HOLDCO 3, INC.,
                                       as Guarantor



                                       By: /s/ Danny Herron
                                          --------------------------------------
                                       Name:  Danny Herron
                                       Title: Vice President and Chief Financial
                                              Officer


                                       SWIFT BEEF COMPANY,
                                       as Guarantor



                                       By: /s/ Danny Herron
                                          --------------------------------------
                                       Name:  Danny Herron
                                       Title: Vice President and Chief Financial
                                              Officer


                                       SWIFT PORK COMPANY,
                                       as Guarantor



                                       By: /s/ Danny Herron
                                          --------------------------------------
                                       Name:  Danny Herron
                                       Title: Vice President and Chief Financial
                                              Officer

                                       SWIFT BRANDS COMPANY,
                                       as Guarantor



                                       By: /s/ Danny Herron
                                          --------------------------------------
                                       Name: Danny Herron
                                       Title: Vice President and Chief Financial
                                              Officer


                                       MILLER BROS. CO., INC.,
                                       as Guarantor



                                       By: /s/ Danny Herron
                                          --------------------------------------
                                       Name:  Danny Herron
                                       Title: Vice President and Chief Financial
                                              Officer


                                       MONFORT FOOD DISTRIBUTION COMPANY,
                                       as Guarantor



                                       By: /s/ Danny Herron
                                          --------------------------------------
                                       Name:  Danny Herron
                                       Title: Vice President and Chief Financial
                                              Officer


                                       SWIFT & COMPANY INTERNATIONAL
                                       SALES CORPORATION,
                                       as Guarantor



                                       By: /s/ Danny Herron
                                          --------------------------------------
                                       Name:  Danny Herron
                                       Title: Vice President and Chief Financial
                                              Officer

                                       MONFORT, INC.,
                                       as Guarantor



                                       By: /s/ Danny Herron
                                          --------------------------------------
                                       Name:  Danny Herron
                                       Title: Vice President and Chief Financial
                                              Officer



                                       S&C RESALE COMPANY,
                                       as Guarantor



                                       By: /s/ Danny Herron
                                          --------------------------------------
                                       Name:  Danny Herron
                                       Title: Vice President and Chief Financial
                                              Officer


                                       THE BANK OF NEW YORK TRUST
                                       COMPANY OF FLORIDA, N.A.,
                                       as Trustee



                                       By: /s/ Patrick T. Giordano
                                          --------------------------------------
                                       Name:  Patrick T. Giordano
                                       Title: Vice President